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                                                                   EXHIBIT 3.1V


                                                               FILED
                                                         in the Office of the
                                                     Secretary of State of Texas
                                                            JUL 14 1989
                                                        Corporations Section


                            ARTICLES OF INCORPORATION
                                       OF
                        GUSTAFSON INTERNATIONAL C0MPANY

         I, the undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such Corporation:

                                    ARTICLE I
                                    ---------
                                      NAME
                                      ----

         The name of the Corporation is Gustafson International Company.

                                   ARTICLE II
                                   ----------
                                    DURATION
                                    --------

         The period of duration of the Corporation is perpetual.

                                   ARTICLE III
                                   -----------
                                    PURPOSES
                                    --------

         The purpose for which the Corporation is organized is the transaction of any or all lawful business for which



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corporations may be incorporated under the Texas Business Corporation Act.

         The Corporation shall possess all powers necessary, proper and appropriate to effect and achieve any or all of the purposes for which the Corporation is organized.

         The Corporation shall also possess the power to purchase or otherwise acquire, hold, own, operate, develop, subdivide, lease, mortgage, sell, convey, pledge, transfer or otherwise dispose of, and to invest, trade or deal in, directly or indirectly, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any district, territory, colony or country; provided, however, that the Corporation shall not own or purchase property or transact business which is prohibited by Article 2.1B of the Texas Business Corporation Act.

                                   ARTICLE IV
                                   ----------
                   ELECTION NOT TO BECOME A CLOSE CORPORATION
                   ------------------------------------------

         The Corporation does not elect to become a close corporation under provisions of the Texas Business Corporation Act specifically governing close corporations.




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                                    ARTICLE V
                                    ---------
                                  CAPITAL STOCK
                                  -------------


         A. The maximum number of shares of capital stock which the Corporation is authorized to issue or to have outstanding at any time shall be 100 shares of Common Stock of the par value of $.01 each.

         B. No shareholder of the Corporation shall, by reason of his holding shares of any class of the Corporation, have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Corporation now or hereafter authorized.

         C. No shareholder shall have the right to cumulate his votes at any election for directors of the Corporation.

                                   ARTICLE VI
                                   ----------
                             LIABILITY OF DIRECTORS
                             ----------------------

         Except as may be otherwise provided in Article 2.41 of the Texas Business Corporation Act, and subject to Article 2.35-1 of the Texas Business Corporation Act no contract, act or transaction of the Corporation with any person or persons, firm, trust or association, or any other Corporation, shall be affected or invalidated by the fact that any director,



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officer or shareholder of the Corporation is a party to or is interested in such contract, act or transaction, or in any way connected with any such person or persons, firm, trust or association, or is a director, officer or shareholder of or otherwise interested in any such other Corporation, nor shall any duty to pay damages on account to the Corporation be imposed upon such director, officer or shareholder of the Corporation solely by reason of such fact, regardless of whether the vote, action or presence of any such director, officer or shareholder may be, or may have been, necessary to obligate the Corporation on or in connection with such contract, act or transaction, provided that if such vote, action or presence is, or shall have been, necessary, such interest or connection (other than an interest as a non-controlling shareholder of any such other Corporation) be known or disclosed to the Board of Directors of the Corporation.

         To the fullest extent permitted by the Texas Miscellaneous Corporation Laws Act and/or the Texas Business Corporation Act, as such statutes now exist or may hereafter be amended, a director of the Corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director. Any repeal or modification of this paragraph by the shareholders of



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the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE VII
                                  -----------
                         INDEMNIFICATION AND INSURANCE
                         -----------------------------

         The Corporation shall indemnify and, upon approval by a majority of the directors, shall insure each person who is or was a director, officer, employee, or agent of the Corporation, and each nominee or designee not a director of the Corporation who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, for amounts incurred by such person in connection with an action, suit, or proceeding to which such person may be a party by reason of such person's position with the Corporation or service on behalf of the Corporation, when and to the fullest extent permitted by the Texas Business Corporation Act and any other applicable law.



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                                  ARTICLE VIII
                                  ------------
                                 MINIMUM CAPITAL
                                 ---------------

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

                                   ARTICLE IX
                                   ----------
                                REGISTERED AGENT
                                ----------------

         The address of its initial registered office is c/o Prentice-Hall Corporation System, Inc., 807 Brazos, Austin,* Texas 78701, and the name of its initial registered agent at such address is Prentiss Hall Corporate Services.

                                    ARTICLE X
                                    ---------
                           INITIAL BOARD OF DIRECTORS
                           --------------------------

         The number of directors shall be fixed by the bylaws of the Corporation and until changed in accordance with the manner prescribed by the bylaws shall be five (5). The names and addresses of those who are to serve as directors until the first annual meeting of shareholders, or until their successors be elected and qualified, are as follows:




* Amended 10/12/89


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          Name                                   Address
          ----                                   -------
Ira J. Krakower, Esq.                     c/o Uniroyal Chemical
                                            Company, Inc.
                                          World Headquarters
                                          Benson Road
                                          Middlebury, Ct. 06749

Gerald H. Fickenscher                     c/o Uniroyal Chemical
                                            Company, Inc.
                                          World Headquarters
                                          Benson Road
                                          Middlebury, Ct. 06749

William J. Donwen                         c/o Gustafson, Inc.
                                          1400 Preston Road
                                          Suite 400
                                          Plano, Texas 75102

Gene T. Billmyre                          c/o Gustafson, Inc.
                                          1400 Preston Road
                                          Suite 400
                                          Plano, Texas 75102

Elmore L. Moore                           c/o Gustafson, Inc.
                                          1400 Preston Road
                                          Suite 400
                                          Plano, Texas 75102


                                   ARTICLE XI
                                   ----------
                                  INCORPORATOR
                                  ------------

         The name and address of the incorporator is as follows


          Name                                   Address
          ----                                   -------
Kenneth A. Johnson                        c/o Cahill Gordon & Reindel
                                          80 Pine Street
                                          New York, New York 10005



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         IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of July,
1989.

                                          /s/ Kenneth A. Johnson
                                          ------------------------------------
                                          Incorporator